UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 24, 2010
(Date of earliest event reported)

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Production Sharing Contract - Albania

On June 24, 2010, Sky Petroleum, Inc., the registrant (“Sky Petroleum”), entered into a Production Sharing Contract (“PSC”) with the Ministry of Economy, Trade and Energy of Albania, acting through the National Agency of Natural Resources of Albania (“AKBN”).  The PSC grants Sky Petroleum exclusive rights to three exploration blocks in the Republic of Albania (the “Concession Area”) totaling approximately 5,000 km2 (1.2 million acres), representing approximately 20% of the landmass of Albania.  In addition to the exploration rights, the company will also have access to more than 1,200 km of 2-D seismic data. The three exploration blocks are as follows:

Block Four:  Block Four is located in south east Albania, bordering on Greece.  The exploration block covers an area of approximately 2,264 km2 (540,000 acres).  The area has four identified leads and prospects on the block with a total estimated reserve potential of 350 MMBOE.

Block Five:  Block Five is located in south west Albania next to the Adriatic Sea and covers an area of approximately 2,076 km2 (498,000 acres).  The block has a total of five identified prospects or leads with a total estimated reserve potential of 375 MMBOE.

Dumre Block:  Block Dumre is located immediately north of the Kucova oil field and covers an area of approximately 623 km2 (149,000 acres).   Based on analogous discoveries, it is estimated that the Dumre prospect contains approximately 500 to 700 MMBOE OOIP.

Under the terms of the PSC, Sky Petroleum has agreed to undertake exploration work on the blocks during the following three exploration periods over the next seven years.

First Exploration Period:  The First Exploration Period is an initial period of two years in which Sky Petroleum has agreed to undertake geology and geophysics program (“G&G”), including but not limited to acquisition of technical data, interpretation of geological, geophysical and well data, and conducting regional geological and structural studies (mapping, balanced cross sections); seismic reprocessing and seismic acquisition, with the following minimum expenditure commitments:

	Minimum Work Program		Minimum Expenditure in USD
1	G&G Evaluation1		200,000
2	Seismic Reprocessing (2D)		50,000
3	Seismic Acquisition (2D)2	150 km	1,250,000
	Total Commitment		1,500,000

1	Minimum expenditures for G&G will be split 150,000 USD for blocks 4 & 5 and 50,000 for Dumre block.
2	Seismic acquisition: seismic acquisition will be split 100km in blocks 4 & 5 and 50km in Dumre block.

Any additional Exploration work in excess of the minimum amounts during any Exploration Period (whether G&G or Exploration wells) may be credited against Sky Petroleum’s minimum work obligations in subsequent Exploration Periods.  If Sky Petroleum fails to complete the minimum work program, Sky Petroleum may elect to pay AKBN the minimum expenditure amount.

Second Exploration Period:  Provided that Sky Petroleum has completed the minimum First Exploration Period work program or paid AKBN the minimum expenditure amount, Sky Petroleum may elect to extend the exploration period into a Second Exploration Period of three years.  During the Second Exploration Period, Sky Petroleum will undertake G&G; seismic acquisition and an exploration drilling program with the following minimum expenditure commitments:

	Minimum Work Program		Minimum Expenditure in USD
1	G&G Evaluation		150,000
2	2 Exploration Wells or 1 Exploration Well and 100km Seismic Acquisition1	2000m	2,500,000
	Total Commitment		2,650,000

1
Exploration Wells: either (a) drill one well in blocks 4 & 5 and another well in Dumre block or (b) drill one well in blocks 4 & 5 and acquire 100km seismic in Dumre block. The well(s) shall be drilled to a minimum vertical depth of 2,000 meters or until it reaches the Carbonates of the Eocene or Cretaceous, whichever first occurs.

Third Exploration Period: Provided that Sky Petroleum has completed the minimum Second Exploration Period work program or paid AKBN the minimum expenditure amount, if, as approved by the AKBN, there are special circumstances which require more time for the CONTRACTOR to perform adequate Exploration activity, Sky Petroleum may elect to extend the exploration period into a Third Exploration Period of two years.  During the Third Exploration Period, Sky Petroleum will undertake G&G; seismic acquisition and an exploration drilling program with the following minimum expenditure commitments:

	Minimum Work Program		Minimum Expenditure in USD
1	G&G Evaluation		150,000
2	2 Exploration Wells1	2000m	3,000,000
	Total Commitment		3,150,000

1
Exploration Wells: drill one well in blocks 4 & 5 and another well in Dumre block. The wells are to be drilled to a minimum vertical depth of 2,000 meters or until it reaches the Carbonates of the Eocene or Cretaceous, whichever first occurs.

At the end of the First Exploration Period or the Second Exploration Period, Sky Petroleum has the right, subject to AKBN approval, to extend such period by one (1) year.  In such a case, the duration of the Second Exploration Period or the Third Exploration Period shall be reduced to one (1) year.  Sky Petroleum may terminate the PSC at the end of any Exploration Period.

If during the Exploration Periods, Sky Petroleum discovers petroleum accumulations capable of commercial production within the Concession Area (a “Discovery Area”), it can submit to AKBN a development plan and commence development of the Discovery Area.  Sky Petroleum will have production rights of 25 years for each field (a “Production Area”) from the date of initial commercial production, which may be extended, at Sky Petroleum’s option, for successive periods of five years on the same conditions, subject to approval by AKBN, which approval shall not be unreasonably withheld or delayed.  Sky Petroleum and AKBN will share profits from any commercial production of oil (after cost recovery by Sky Petroleum) based on a sliding scale formula, in which Sky Petroleum’s share of profits will range from 96% to 100%.   All available production is subject to a 10% royalty tax and Sky Petroleum’s profits are subject to a 50% Albania tax on petroleum profits.

Sky Petroleum will relinquish to AKBN 25% of the Concession Area, as designated by Sky Petroleum, within 180 days after the end of each of the First Exploration Period and the Second Exploration Period and all remaining acreage of the Concession Area at the end of the Third Exploration Period, that has not then subject to a Discovery or in a Production area.  Sky Petroleum will not be required to relinquish areas included in a Discovery Area or in Production Area.

In addition, to the work program undertakings, Sky Petroleum has also agreed to the following:

Education and Training Program:  Sky Petroleum has agreed to allocate USD100,000 for training and education during each year of the Exploration Period.

Bonus Payment Obligations:  Sky Petroleum has agreed to pay AKBN the following bonus payments:

Signing Bonus:  fifty thousand US Dollars (USD 50,000) within 60 days of the effective date of the PSC.

Production Bonuses:

●	one hundred fifty thousand US Dollars (USD 50,000) on start-up of production from the Contract Area

●	two hundred fifty thousand US Dollars (USD 250,000) when average daily Crude Oil production over any consecutive ninety-day (90) period reaches fifteen thousand (15,000) Barrels oil per day

●	five hundred thousand US Dollars (USD 500,000) when average daily Crude Oil production over any consecutive ninety-day (90) period reaches thirty thousand (30,000) Barrels oil per day.

Bank Guarantee:  Sky Petroleum has agreed to provide a bank guarantee within 90 days of the effective date of the PSC in an amount to guarantee expenditures during the First Exploration Period (1,500,000 USD).

Petroleum operations in the Republic of Albania are generally governed by the Laws of the Republic of Albania, including the following laws and regulations:

-	Law No. 7746 dated 28.07.1993 “Petroleum Law (Exploration and Production)”, as amended (the “Petroleum Law”).

-	Law No. 7811 dated 12.04.1994 “On the Approval with Amendments of the Decree No. 782 dated 22.2.1994 “On the Fiscal System in the Petroleum Sector (Exploration-Production)”, as amended.

-	Law No. 9975, dated 28.07.2008, “On the National Taxes”, as amended.

-	Law No. 9946, dated 30.06.2008 “On the Sector of Natural Gas”, as amended.

-	Law No. 7928 “On Value Added Tax”, dated, 27.04.1995, as amended (the “VAT Law”).

-	Law No. 8976 dated 12.12.2002 “On Excises”, as amended (the “Excise Tax Law”).

-	Decision of Council of Ministers No. 547 dated 9.08.2006 “On Setting up the National Agency of Natural Resources”

Sky Petroleum or an affiliated entity designated by Sky Petroleum will serve as operator under the Agreement. Sky Petroleum intends to use affiliated entities to hold and operate the Concession Area.

Amendment to Consulting Agreement

On June 29, 2010, Sky Petroleum entered into Amendment No. 1 to the Consultant Agreement for Business Development in the Republic of Albania dated May 18, 2010 (“Agreement”) with Orsett Ventures Inc., a British Virgin Islands company (“Consultant”).  The Agreement is described in the Current Report on Form 8-K filed by Sky Petroleum on May 25, 2010, and incorporated herein by this reference.  Any capitalized terms not otherwise defined herein shall have the meanings set forth in the Form 8-K filed on May 25, 2010.

The Agreement was amended to amend Sky Petroleum’s payment obligations to the Consultant in connection with the First Qualifying Transaction.  Under the initial terms of the Agreement, Sky Petroleum agreed to pay Consultant a fee of 3,000,000 shares of common stock upon the execution and delivery of definitive agreements in connection with an initial qualifying transaction related to the acquisition of certain exploration and development concessions and an existing oil field in the Territory (the “First Qualifying Transaction”).  Upon satisfaction of all conditions set forth in the definitive agreements that vest rights to the concessions and oil field in Sky Petroleum, Sky Petroleum agreed to pay Consultant a cash fee of $1,000,000.  In addition, Sky Petroleum agreed to pay the consultant additional consideration upon the valid execution and delivery of definitive agreements related to acquisition of assets, rights, wells, concessions, rigs, storage facilities, equipment, licenses, permits, data and other assets, excluding the First Qualifying Transaction, in the Territory (the “Second Qualifying Transaction”).

On June 24, 2010, Sky Petroleum entered into the PSC, which related the exploration and development concessions contemplated in the First Qualifying Transaction, but not the existing oil field in the Territory.  As such, Sky Petroleum and Consultant agreed to amend the compensation paid for the First Qualifying Transaction as follows:

Sky Petroleum will pay the Consultant the following consulting fee in connection with the execution and delivery of the PSC:

i.	1,500,000 shares of Sky Petroleum common stock; and

ii.	USD$700,000 in cash.

Sky Petroleum will pay the Consultant the following consulting fee in connection with the execution and delivery of the definitive agreements related to the acquisition of a designated producing oil and gas field in the Territory (the “Producing Field Transaction”):

i.	1,500,000 shares of Sky Petroleum common stock; and

ii.	USD$300,000 in cash.

Each of the First Qualifying Transaction and Second Qualifying Transaction is subject to the negotiation and execution of Production Sharing Agreements in the form mandated in the “Petroleum Law”, No.7746, date 28.07.1993 and the document “Albanian Legislation and the Framework for Petroleum Exploration and Production” under applicable law in the Republic of Albania.

If Sky Petroleum does not enter into either the Producing Field Transaction or the Second Qualifying Transaction, then Sky Petroleum shall not be liable to Consultant for the compensation corresponding to such agreement.  Sky Petroleum will not be required to reimburse Consultant for expenses in connection with the Services, including entertainment or travel expenses.  Consultant shall strictly observe the applicable prohibitions relating to the entertainment of government officials and employees and the prohibitions against giving anything of value to such officials and employees.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated: June 30, 2010	By: /s/ Michael D. Noonan
Michael D. Noonan
VP Corporate